EXHIBIT 99.1

ICU Medical, Inc. Reports First Quarter 2013 Results

Gross Margins Expand 320 Basis Points to 49.5%

Diluted EPS Increase to $0.58 Per Share

Operating Cash Flow Total $10.8 million

SAN CLEMENTE, Calif., April 22, 2013 (GLOBE NEWSWIRE) -- ICU Medical, Inc., (Nasdaq:ICUI), a leader in the development, manufacture and sale of innovative medical devices used in infusion therapy, oncology and critical care applications, announced today results for the first quarter ended March 31, 2013.

First quarter of 2013 revenue was $74.3 million, compared to $75.5 million in the same period last year. Net income for the first quarter of 2013 was $8.7 million, or $0.58 per diluted share, as compared to net income of $7.6 million, or $0.53 per diluted share, for the first quarter of 2012.

"First quarter results were overall in-line with our expectations and we are pleased to start the year with solid results," said Scott Lamb, ICU Medical's Chief Financial Officer. "Our top-line performance was driven by growth in custom infusion and oncology products, offset by expected decreases in critical care and needlefree connectors. International sales were up 12.5%, while domestic sales decreased 6.7% year over year. Gross margins expanded 320 basis points to 49.5% as a result of improved manufacturing efficiencies across all manufacturing facilities."

"Looking into the remainder of 2013, we will continue to focus on innovation, operating improvements and market expansion. We believe that our strong financial position will enable us to achieve additional improvements in our infrastructure and success in pursuing growth strategies," concluded Mr. Lamb.

Revenues by market segment for the first quarter ended March 31, 2013 and 2012 were as follows:

(dollars in millions)
Market Segment	2013	2012	Change
Infusion Therapy	$ 50.4	$ 51.0	-1.1%
Critical Care	$ 12.7	$ 13.6	-7.1%
Oncology	$ 8.2	$ 6.4	27.4%
Other	$ 3.0	$ 4.5	-32.1%
	$ 74.3	$ 75.5	-1.6%

The Company ended the first quarter of 2013 with a healthy balance sheet. As of March 31, 2013, cash, cash equivalents and investment securities totaled $233.6 million and working capital was $308.6 million. Additionally, the Company generated operating cash flow of $10.8 million for the first quarter of 2013.

Fiscal Year 2013 Guidance

Due to current business trends in certain market segments, the Company is lowering the upper end of its previously issued revenue guidance. For the full fiscal year of 2013, it expects to generate revenue in the range of $330 million to $337 million, compared to the previous guidance of $330 million to $340 million. The Company is reiterating its previous guidance of diluted earnings in the range of $2.70 to $2.85 per share, and operating cash flow in the range of $40 million to $50 million.

Conference Call

The Company will be conducting a conference call concerning its first quarter of 2013 results today at 4:30 p.m. EDT (1:30 p.m. PDT).  The call can be accessed at 800-936-9761, international 408-774-4587, conference ID 24139824. The conference call will be simultaneously available by webcast, which can be accessed by going to the Company's website at www.icumed.com, clicking on the Investors tab, clicking on the Webcast icon and following the prompts. The webcast will also be available by replay.  Certain information provided as part of that call will be provided on the Company's website at www.icumed.com within 48 hours of the call.

About ICU Medical, Inc.

ICU Medical, Inc. (Nasdaq:ICUI) develops, manufactures and sells innovative medical technologies used in vascular therapy, oncology, and critical care applications. ICU Medical's products improve patient outcomes by helping prevent bloodstream infections, protecting healthcare workers from exposure to infectious diseases or hazardous drugs and monitor continuous cardiac output of critical care patients. The Company's complete product line includes custom I.V. systems, closed delivery systems for hazardous drugs, needleless I.V. connectors, catheters and cardiac monitoring systems. ICU Medical is headquartered in San Clemente, California. For more information, visit the Company's website at www.icumed.com.

Forward Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements contain words such as ''will,'' ''expect,'' ''believe,'' ''could,'' ''would,'' ''estimate,'' ''continue,'' ''build,'' ''expand'' or the negative thereof or comparable terminology, and may include (without limitation) information regarding the Company's expectations, goals or intentions regarding the future, including, but not limited to, statements regarding the Company's focus on innovation, operating improvements and market expansion, achievement of improvements in infrastructure and success in pursuing growth strategies, and the statements under the heading ''Fiscal Year 2013 Guidance.'' These forward-looking statements are based on Management's current expectations, estimates, forecasts and projections about the Company and assumptions Management believes are reasonable, all of which are subject to risks and uncertainties that could cause actual results and events to differ materially from those stated in the forward-looking statements. These risks and uncertainties include, but are not limited to, decreased demand for the Company's products, increased competition from competitors, lack of continued growth or improving efficiencies and unexpected changes in the Company's arrangements with its largest customers. Future results are subject to risks and uncertainties, including the risk factors, and other risks and uncertainties, described in the Company's filings with the Securities and Exchange Commission, which include those in the Annual Report on Form 10-K for the year ended December 31, 2012. Forward-looking statements contained in this press release are made only as of the date hereof, and the Company undertakes no obligation to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise.

ICU Medical, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets
(Amounts in thousands, except per share data)

	March 31,	December 31,
	2013	2012
	(unaudited)	(1)
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$ 154,631	$ 146,900
Investment securities	78,929	79,259
Cash, cash equivalents and investment securities	233,560	226,159
Accounts receivable, net of allowance for doubtful accounts of $824 at March 31, 2013 and $998 at December 31, 2012	52,943	49,127
Inventories	36,540	36,333
Prepaid income taxes	289	2,320
Prepaid expenses and other current assets	6,007	7,271
Deferred income taxes	4,788	4,293
Total current assets	334,127	325,503

PROPERTY AND EQUIPMENT, net	86,994	85,937
GOODWILL	1,478	1,478
INTANGIBLE ASSETS, net	9,647	9,952
DEFERRED INCOME TAXES	5,636	5,642
	$ 437,882	$ 428,512
LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
Accounts payable	$ 11,040	$ 11,308
Accrued liabilities	14,527	17,810
Total current liabilities	25,567	29,118

DEFERRED INCOME TAXES	5,539	5,247
INCOME TAX LIABILITY	3,290	3,290
COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS' EQUITY:
Convertible preferred stock, $1.00 par value Authorized — 500 shares; Issued and outstanding — none	—	—
Common stock, $0.10 par value — Authorized — 80,000 shares; Issued 14,855 shares at March 31, 2013 and December 31, 2012, outstanding 14,579 shares March 31, 2013 and 14,458 shares at December 31, 2012	1,486	1,486
Additional paid-in capital	65,736	63,770
Treasury stock, at cost — 276 shares at March 31, 2013 and 397 shares at December 31, 2012	(10,780)	(15,128)
Retained earnings	350,843	342,158
Accumulated other comprehensive loss	(3,799)	(1,429)
Total stockholders' equity	403,486	390,857
	$ 437,882	$ 428,512
______________________________________________________
(1) December 31, 2012 balances were derived from audited consolidated financial statements.

ICU Medical, Inc. and Subsidiaries
Condensed Consolidated Statements of Income
(Amounts in thousands, except per share data)
(unaudited)

	Three months ended March 31,
	2013	2012
REVENUES:
Net sales	$ 74,173	$ 75,383
Other	126	128
TOTAL REVENUE	74,299	75,511
COST OF GOODS SOLD	37,505	40,546
Gross profit	36,794	34,965
OPERATING EXPENSES:
Selling, general and administrative	22,866	20,890
Research and development	1,903	2,693
Total operating expenses	24,769	23,583
Income from operations	12,025	11,382
OTHER INCOME	168	135
Income before income taxes	12,193	11,517
PROVISION FOR INCOME TAXES	(3,508)	(3,916)
NET INCOME	$ 8,685	$ 7,601
NET INCOME PER SHARE
Basic	$ 0.60	$ 0.54
Diluted	$ 0.58	$ 0.53
WEIGHTED AVERAGE NUMBER OF SHARES
Basic	14,507	13,956
Diluted	15,053	14,318

ICU Medical, Inc. and Subsidiaries
Condensed Consolidated Statements of Cash Flows
(Amounts in thousands)
(unaudited)

	Three months ended March 31,
	2013	2012
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$ 8,685	$ 7,601
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	4,712	4,777
Provision for doubtful accounts	(191)	(263)
Provision for warranty and returns	(6)	312
Stock compensation	1,390	1,231
Loss on disposal of property and equipment	—	27
Bond premium amortization	675	357
Cash provided (used) by changes in operating assets and liabilities
Accounts receivable	(3,981)	1,931
Inventories	(578)	3,768
Prepaid expenses and other assets	1,234	898
Accounts payable	(244)	(1,610)
Accrued liabilities	(2,949)	(2,608)
Prepaid and deferred income taxes	2,017	1,915
Net cash provided by operating activities	10,764	18,336
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	(5,831)	(3,632)
Proceeds from sale of asset	—	10
Intangible asset additions	(355)	(287)
Purchases of investment securities	(19,131)	(22,424)
Proceeds from sale of investment securities	18,317	21,442
Net cash used by investing activities	(7,000)	(4,891)
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from exercise of stock options	2,904	5,684
Proceeds from employee stock purchase plan	1,267	1,081
Tax benefits from exercise of stock options	1,034	1,626
Net cash provided by financing activities	5,205	8,391
Effect of exchange rate changes on cash	(1,238)	677
NET INCREASE IN CASH AND CASH EQUIVALENTS	7,731	22,513
CASH AND CASH EQUIVALENTS, beginning of period	146,900	99,590
CASH AND CASH EQUIVALENTS, end of period	$ 154,631	$ 122,103

NON-CASH INVESTING ACTIVITIES
Accrued liabilities for property and equipment	$ 196	$ 588
CONTACT: ICU Medical, Inc.
         Scott Lamb, Chief Financial Officer
         (949) 366-2183

         ICR, LLC
         John F. Mills, Senior Managing Director
         (310) 954-1105